SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: April 3, 2012

ARCHSTONE CONSULTING LLC

By:	/s/ Michael Hayes
Name:	Michael Hayes
Its:	Vice President

ARCHSTONE INTERMEDIATE HOLDINGS LLC

By:	/s/ Michael Hayes
Name:	Michael Hayes
Its:	Assistant Treasurer

ARCHSTONE HOLDINGS LLC

By:	/s/ Michael Hayes
Name:	Michael Hayes
Its:	Assistant Treasurer

LAKE CAPITAL PARTNERS LP

By:	Lake Capital Investment Partners LP
Its:	General Partner

By:	Lake Partners LLC
Its:	General Partner

By:	/s/ Terence Graunke
Name:	Terence M. Graunke
Its:	Manager

LAKE CAPITAL INVESTMENT PARTNERS LP

By:	Lake Partners LLC
Its:	General Partner

By:	/s/ Terence Graunke
Name:	Terence M. Graunke
Its:	Manager

/s/ Terence Graunke
Terence M. Graunke

/s/ Paul Yovovich
Paul G. Yovovich